Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87750) of Smith & Wesson Holding Corporation of our report dated November 19, 2003 relating to the financial statements of Smith & Wesson Holding Corporation which appears in this Annual Report on Form 10-KSB.

PricewaterhouseCoopers LLP
Hartford, Connecticut
December 17, 2003